UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment on Form 8-K/A amends the Current Report on Form 8-K, filed by Unwired Planet, Inc. (the “Company”), on June 4, 2013, to correct the disclosure regarding committee appointments. Except as provided below, the original Form 8-K and exhibits are otherwise unaltered by this amendment.

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Philip A. Vachon, a Class II director of the Company, will serve as a member of the Nominating and Corporate Governance Committee of the Board of Directors. William A. Marino, a Class II director of the Company, will serve as a member of a newly-created Deal Committee of the Board of Directors. As compensation for their services, each of Mr. Vachon and Mr. Marino is entitled to a quarterly retainer for service as a member of such committee of the Board of Directors of restricted stock units with a fair market value equal to $9,000 annually, which will vest in full on the one-year anniversary of the grant date contingent upon continued services as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

	By:	/s/ Eric Vetter
Dated: June 6, 2013	Name:	Eric Vetter
	Title:	President and Principal Executive Officer